UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

110 - 110th Avenue NE
Suite 685
Bellevue, Washington 98004
(Address of principal executive offices, including zip code)

(425) 450-0370
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 15, 2008, Oncothyreon Inc. (the “Company”) issued a press release announcing that data from preclinical studies of PX-478, an investigational small molecule cancer therapy, were presented by Dr. David L. Schwartz at the Annual Meeting of the American Association for Cancer Research (“AACR”) in San Diego.  On April 16, 2008, the Company issued a press release announcing that data from pharmacokinetic studies of PX-12 and preclinical studies of PX-866, were presented at the AACR.

The press releases are attached to this report as Exhibit 99.1 and Exhibit 99.2 and are incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Text of Press Release issued April 15, 2008 - Oncothyreon’s PX-478 Enhances Antitumor Effects of Radiation Therapy in Preclinical Models of Pancreatic and Brain Cancer
99.2	Text of Press Release issued April 16, 2008 - Data for Oncothyreon’s PX-12 and PX-866 at AACR Annual Meeting

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Edward A. Taylor
Edward A. Taylor
Chief Financial Officer and VP of Finance and Administration

Date: April 16, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of Press Release issued April 15, 2008 - Oncothyreon’s PX-478 Enhances Antitumor Effects of Radiation Therapy in Preclinical Models of Pancreatic and Brain Cancer
99.2	Text of Press Release issued April 16, 2008 - Data for Oncothyreon’s PX-12 and PX-866 at AACR Annual Meeting